                                                                   Exhibit 12.1

                  Prime Group Realty Trust and The Predecessor

             Statements Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Share Distributions
                            (Dollars in Thousands)


                                                                Prime Group Realty Trust - Historical
                                                  ------------------------- -----------------------------------------
                                                        Three Months                                   Period from
                                                           ended                   Year ended          November 17,
                                                         March 31,                December 31,         1997 through
                                                  ------------------------- -------------------------- December 31,
                                                      2000         1999          1999        1998           1997
                                                  ------------------------- -----------------------------------------
Earnings:
   Income before preferred share
     distributions and minority
     interests per the consolidated
     financial statements                             $ 7,794     $ 8,068      $ 33,567     $30,866        $1,427
   Interest expense                                    12,986      10,378        42,648      30,901         1,680
   Amortization of debt issuance costs                    921         474         2,424       1,230           140
                                                  -----------------------   -----------------------------------------
Earnings                                              $21,701     $18,920      $ 78,639     $62,997        $3,247
                                                  ========================= =========================================
Fixed charges:
   Interest expense                                   $12,986     $10,378      $ 42,648     $30,901        $1,680
   Capitalization of interest expense                   2,924       1,117         7,986       2,498            --
   Amortization of debt issuance costs                    921         474         2,424       1,230           140
   Preferred share distributions                        3,037       3,000        12,103       7,971           345
                                                  -----------------------   -----------------------------------------
Total fixed charges                                   $19,868     $14,969      $ 65,161     $42,600        $2,165
                                                  ========================= =========================================
Ratio of earnings to combined fixed charges
   and preferred share distributions                     1.09        1.26          1.21        1.48          1.50
                                                  ========================= =========================================
Excess of earnings to combined fixed charges
   and preferred share distributions                  $ 1,833     $ 3,951      $ 13,478     $20,397        $1,082
                                                  ========================= =========================================

Funds from operations:
   Funds from operations (1)                          $15,314     $12,646      $ 53,983     $47,996        $3,439
   Interest expense                                    12,986      10,378        42,648      30,901         1,680
   Amortization of debt issuance costs                    921         474         2,424       1,230           140
   Preferred share distributions                        3,037       3,000        12,103       7,971           345
                                                  -----------------------   -----------------------------------------
Adjusted funds from operations                        $32,258     $26,498      $111,158     $88,098        $5,604
                                                  ========================= =========================================
Fixed charges:
   Interest expense                                   $12,986     $10,378      $ 42,648     $30,901        $1,680
   Capitalization of interest expense                   2,924       1,117         7,986       2,498             -
   Amortization of debt issuance costs                    921         474         2,424       1,230           140
   Preferred share distributions                        3,037       3,000        12,103       7,971           345
                                                  -----------------------   -----------------------------------------
Total fixed charges                                   $19,868     $14,969      $ 65,161     $42,600        $2,165
                                                  ========================= =========================================
Ratio of funds from operations to combined fixed
   charges and preferred share distributions             1.62        1.77          1.71        2.07          2.59
                                                  ========================= =========================================
Excess of funds from operations to
   combined fixed charges and
   preferred share distributions                      $12,390     $11,529      $ 45,997     $44,264        $3,619
                                                  ========================= =========================================

(1) Funds from operations for the three months ended March 31, 2000 and 1999, for the years ended December 31, 1999 and 1998, and for the period from November 17, 1997 through December 31, 1997 have been restated in accordance with standards established by the Board of Governors of NAREIT in its 1999 White Paper, which results in the exclusion of certain non recurring items and the inclusion of the effects of straight line rental revenue. Years and periods prior to November 17, 1997 have not been restated due to the unavailability of certain required information.

                                                                    Exhibit 12.1

                  Prime Group Realty Trust and The Predecessor

             Statements Regarding Computation of Ratios of Earnings
           to Combined Fixed Charges and Preferred Share Distributions
                             (Dollars in Thousands)


                                                                   Predecessor - Historical
                                                      -----------------------------------------------
                                                      Period from
                                                      January 1,
                                                        1999
                                                       through               Year ended
                                                       November             December 31,
                                                         16           -------------------------------
                                                        1997              1996             1995
                                                      -----------------------------------------------
Earnings:
   Loss before preferred share distributions
     and minority interests per the combined
     financial statements                             $(29,050)         $(31,417)        $(29,576)
   Interest expense                                     34,417            37,217           36,234
   Amortization of debt issuance costs                     630               594            1,148
                                                      -----------------------------------------------
Earnings                                              $  5,997          $  6,394         $  7,806
                                                      ===============================================
Fixed charges:
   Interest expense                                   $ 34,417          $ 37,217         $ 36,234
   Capitalization of interest expense                       --                --               --
   Amortization of debt issuance costs                     630               594            1,148
   Preferred share distributions                            --                --               --
                                                      -----------------------------------------------
Total fixed charges                                   $ 35,047          $ 37,811         $ 37,382
                                                      ===============================================

Ratio of earnings to combined fixed charges
   and preferred share distributions                        --                --               --
                                                      ===============================================
Deficit of earnings to combined fixed charges
   and preferred share distributions                  $(29,050)         $(31,417)        $(29,576)
                                                      ===============================================
Funds from operations:
   Funds from operations (1)                          $(14,461)         $(17,367)        $(12,733)
   Interest expense                                     34,417            37,217           36,234
   Amortization of debt issuance costs                     630               594            1,148
   Preferred share distributions                            --                --               --
                                                      -----------------------------------------------
Adjusted funds from operations                        $ 20,586          $ 20,444         $ 24,649
                                                      ===============================================
Fixed charges:
   Interest expense                                   $ 34,417          $ 37,217         $ 36,234
   Capitalization of interest expense                       --                --               --
   Amortization of debt issuance costs                     630               594            1,148
   Preferred share distributions                            --                --               --
                                                      ===============================================
Total fixed charges                                   $ 35,047          $ 37,811         $ 37,382
                                                      ===============================================
Ratio of funds from operations to
   combined fixed charges and preferred
   share distributions                                      --                --               --
                                                      ===============================================
Deficit of funds from operations to combined
   fixed charges and preferred share
   distributions                                      $(14,461)         $(17,367)        $(12,733)
                                                      ===============================================

(1) Funds from operations for the three months ended March 31, 2000 and 1999, for the years ended December 31, 1999 and 1998, and for the period from November 17, 1997 through December 31, 1997 have been restated in accordance with standards established by the Board of Governors of NAREIT in its 1999 White Paper, which results in the exclusion of certain non recurring items and the inclusion of the effects of straight line rental revenue. Years and periods prior to November 17, 1997 have not been restated due to the unavailability of certain required information.

                                       2